Exhibit 5.1

May 13, 2026

Odysight.ai Inc.

12 Abba Hillel Silver RD, Sasson Hugi Tower

Ramat Gan, Israel 5250606

Re:	Odysight.ai Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We are rendering this opinion in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, with respect to the registration of up to 777,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”) of Odysight.ai Inc. (the “Company”), a Nevada corporation, reserved for issuance pursuant to future awards under the Company’s 2024 Share Incentive Plan (the “Plan”).

We have examined: (i) the Registration Statement; (ii) the Company’s Amended and Restated Articles of Incorporation, as amended to date (the “Articles”); (iii) the Company’s Amended and Restated Bylaws, as amended to date (the “Bylaws”); (iv) the Plan, (v) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Shares and related matters, and (vi) the corporate proceedings relating to the registration of the Shares pursuant to the Plan.

In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

We have also assumed that, at the time of the issuance of the Shares: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will remain effective, (ii) no stop order of the Commission preventing or suspending the use of the prospectus described in the Registration Statement will have been issued, (iii) the prospectus described in the Registration Statement and any required prospectus supplement will have been delivered to the recipient of the Shares as required in accordance with applicable law, (iv) the resolutions of the Board of Directors of the Company referred to above will not have been modified or rescinded, (v) the Company will receive consideration for the issuance of the Shares required by the Plan and that is at least equal to the par value of the Common Stock, (vi) all requirements of the substantive laws of the state of Nevada, including judicial interpretations of such laws, the Articles, and the Bylaws will be complied with when the Shares are issued, (vii) sufficient shares of Common Stock will be authorized for issuance under the Articles, that have not otherwise been issued or reserved for issuance, and (viii) neither the issuance nor sale of the Shares will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

Based on the foregoing, we are of the opinion that the Shares that constitute original issuance shares will be validly issued, fully paid and nonassessable by the Company when the issuance of such Shares has been duly and validly approved by the board of directors of the Company and such Shares have been delivered in accordance with the Plan.

We do not express any opinion herein concerning any law other than the corporation laws of the State of Nevada and the federal law of the United States. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the use of our name wherever it appears in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Greenberg Traurig, P.A.
Greenberg Traurig, P.A.